                                 Registration No.

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549



                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933



                              GENOVESE DRUG STORES, INC.
                (Exact name of registrant as specified in its charter)

                Delaware                                       11-1556812
       (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                       Identification No.)

                                    80 Marcus Drive
                               Melville, New York  11747
              (Address of principal executive offices including zip code)


                       THE GENOVESE RETIREMENT AND SAVINGS PLAN
                               (Full title of the plan)


                                    DONALD W. GROSS
                                       Secretary
                              Genovese Drug Stores, Inc.
                                    80 Marcus Drive
                               Melville, New York  11747
                        (Name and address of agent for service)

                                    (516) 420-1900
             (Telephone number, including area code, of agent for service)

                            CALCULATION OF REGISTRATION FEE

                            Proposed
Title of                    maximum           Proposed
securities      Amount      offering          maximum                 Amount of
to be           to be       price             aggregate               registra-
regis-          regis-      per               offering                tion
tered(1)        tered       share             price                   fee

Class A
Common
Stock,
par value
$1.00 per       200,000
share            shares     $12.3125(2)       $2,462,500.00(2)        $849.14

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to The Genovese
       Retirement and Savings Plan.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Class A Common Stock on the American Stock Exchange on May 3, 1994.

                                        PART II


ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by Genovese Drug Stores, Inc. (the "Company") and The Genovese Retirement and
Savings Plan (the "Plan") with the Securities and Exchange
Commission are incorporated herein by reference:

         (1) Annual Report of the Company on Form 10-K for the fiscal year ended January 28, 1994;

         (2) Annual Report of the Plan on Form 11-K for the fiscal year ended December 31, 1992; and

         (3) The description of the Company's Class A Common Stock, par value $1.00 per share, contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendments and reports filed for the purpose of updating that description.

         All documents that shall be filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         A director or officer of the Company, whether or not then in office, or a person whose testator or intestate was such a director or officer, shall be indemnified by the Company for the defense of, or in connection with, civil or criminal actions or proceedings, or appeals therein, in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware, as it may from time to time be amended.

         A director or officer of any wholly-owned subsidiary of the Company, whether or not then in office, or a person whose testator or intestate was such a director or officer shall also be indemnified by the Company for the defense of, or in connection with, civil or criminal actions or proceedings, or appeals therein, in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware, as it may from time to time be amended.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 8.       EXHIBITS.

         4(a) Certificate of Incorporation of the Company (filed as Exhibit 4, pages 4-1 - 4-4, to the Company's
                Registration Statement No. 33-20284 on Form S-8 and incorporated herein by reference)

          (b)   By-Laws of the Company, as amended

          (c)   Adoption Agreement Dreyfus Nonstandardized Profit
                Sharing Plan and Trust dated June 14, 1993, between the Company and The Dreyfus Trust Company

          (d)   Dreyfus Prototype Defined Contribution Plan Basic
                Plan Document No. 1 (The Genovese Retirement and
                Savings Plan)

          (e) Dreyfus Trust Agreement dated November 11, 1992, between the Company and The Dreyfus Trust Company
                (The Genovese Retirement and Savings Plan Trust)

         23     Consent of Independent Auditors

         24     Powers of Attorney

         UNDERTAKING:

              The undersigned registrant has submitted the Plan, and will submit any amendments thereto or restatements thereof, to the Internal Revenue Service and will make all changes required by the Internal Revenue Service in order to qualify the Plan.

ITEM 9.       UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO
BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS
REGISTRATION STATEMENT ON FORM S-8 AND HAS DULY CAUSED THIS
REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE
UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MELVILLE,
STATE OF NEW YORK, ON THIS 5TH DAY OF MAY, 1994.

                                               GENOVESE DRUG STORES, INC.



                                               By:  /s/ Leonard Genovese
                                                   Leonard Genovese
                                                   Chairman of the Board
                                                   and President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING
PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

  Signature                                 Title                 Date

*Leonard Genovese                    Chairman of the            May 5, 1994
 Leonard Genovese                    Board, President
                                     and Director
                                     (Principal Executive
                                     Officer)

*Herbert J. Kett                     Vice Chairman              May 5, 1994
 Herbert J. Kett                     and Director

*Allan Patrick                       Executive Vice             May 5, 1994
 Allan Patrick                       President and
                                     Director


*Jerome Stengel                      Vice President and         May 5, 1994
 Jerome Stengel                      Treasurer
                                     (Principal
                                     Financial and
                                     Accounting
                                     Officer)

*Frances Genovese Wangberg           Director                   May 5, 1994
 Frances Genovese Wangberg

*William J. McKenna                  Director                   May 5, 1994
 William J. McKenna

*Charles Hayward                     Director                   May 5, 1994
 Charles Hayward

*Abraham Allen                       Director                   May 5, 1994
 Abraham Allen

*Thomas M. Cooney                    Director                   May 5, 1994
 Thomas M. Cooney

* This registration statement has been signed on behalf of the above-named directors and officers of the Company by Leonard Genovese, Chairman of the Board and President of the Company, as attorney-in-fact pursuant to powers of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.


DATED:  May 5, 1994                     By: /s/ Leonard Genovese
                                           Leonard Genovese,
                                           Attorney-in-Fact

              The Plan.  Pursuant to the requirements of the
Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on this 5th day of May 1994.

                                        THE GENOVESE RETIREMENT AND SAVINGS
                                        PLAN



                                        By: /s/ Leonard Genovese
                                           Leonard Genovese
                                           Chairman - Administrative
                                           Committee

                                     EXHIBIT INDEX

                                                                  Page Number
                                                                      in
                                                                  Sequentially
Exhibit                                                             Numbered
Number     Exhibit Description                                        Copy


 4(a)      Certificate of Incorporation of the Company
           (filed as Exhibit 4, pages 4-1 - 4-4, to the
           Company's Registration Statement No. 33-20284 on Form S-8 and incorporated herein by reference)

 4(b)      By-Laws of the Company, as amended

 4(c)      Adoption Agreement Dreyfus Nonstandardized
           Profit Sharing Plan and Trust dated June 14,
           1993, between the Company and The Dreyfus
           Trust Company

 4(d)      Dreyfus Prototype Defined Contribution Plan
           Basic Plan Document No. 1 (The Genovese
           Retirement and Savings Plan)

 4(e)      Dreyfus Trust Agreement dated November 11,
           1992, between the Company and The Dreyfus Trust
           Company (The Genovese Retirement and Savings
           Plan Trust)

23         Consent of Independent Auditors

24         Powers of Attorney